EXHIBIT 10.4

ADDENDUM TO PRODUCT PURCHASE AGREEMENT

This THIRD ADDENDUM TO PRODUCT PURCHASE AGREEMENT (the “Addendum”) supplements that certain Product Purchase Agreement No. 1585-042103 effective as of July 31, 2003 by and between Hewlett-Packard Company (herein “HP”) on the one hand and Overland Storage Inc. (herein “Supplier”) on the other hand.  There are no third party beneficiaries to this Addendum.

RECITALS

WHEREAS, HP and Supplier have previously entered into the aforesaid Product Purchase Agreement (the “Agreement”);

WHEREAS, the purpose of this Addendum is to set forth commercial and other terms and conditions for Product sold by Supplier and purchased by HP pursuant to the Agreement; and

WHEREAS, HP and Supplier desire to supplement the Agreement as herein provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:

1.1                       The effective date (“Effective Date”) of this Addendum is December 15, 2007.

1.2                       Capitalized terms used herein, unless otherwise defined, will have the meanings given in the Agreement.

1.3                       This Addendum replaces section 4.2 Payment Terms in the Product Purchase Agreement

2.0       Payment Terms

4.2       Payment Terms. Payment terms are [* * *]. No invoice may be dated or submitted earlier than the date of Delivery. Any prompt payment discount will be calculated from the same date. Payment will be in U.S. currency unless otherwise stated. Payment terms are firm for the entire Term unless changed by mutual written agreement of the parties.

3.0        Miscellaneous.

This Addendum is subject to the Agreement and in the event of any conflict between a provision of the Agreement and a provision of this Addendum, then the provision of the Agreement will govern.  Termination or expiration of the Agreement will ipso facto terminate this Addendum.  This Addendum may be terminated as set forth in Article 24 (Termination) of the Agreement.  Termination or expiration of this Addendum will not terminate or otherwise affect the Agreement which will continue unaffected and in full force and effect according to the terms thereof. This Addendum can be executed in original, faxed or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.  This Addendum will inure to the benefit of each of the party’s permitted assigns or successors in interest and will be effective as of the Effective Date. The Agreement continues in full force and effect; and except as may be expressly set forth in this Addendum, the Agreement is unchanged.

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed this Addendum as of the Effective Date.

OVERLAND STORAGE INC.		HEWLETT-PACKARD COMPANY

By:	/s/ Kurt L. Kalbfleisch	By:	/s/ Richard Gentilini

Print Name:	Kurt L. Kalbfleisch	Print Name:	Richard Gentilini

Title:	VP Finance and Interim CFO	Title:	Director, Global Procurement SWD

Date:	12/20/2007	Date:	1-4-2008